                                                                   EXHIBIT 10.13
                                LOAN AGREEMENT
                                --------------

  This Loan Agreement ("Agreement") is made as of the 26th day of June 1998 by and among the Lenders listed on the signature pages hereof (each a "Lender" and collectively the "Lenders"), American Maple Leaf Financial Corporation, a Delaware corporation, having an address at Two Penn Center Plaza, Suite 605, Philadelphia, PA 19102, as agent for itself and the Lenders hereunder ("Agent") and netValue, Inc., a Delaware corporation with its principal executive office at 1960 Bronson Road, Building Two, Fairfield, Connecticut 06430 ("Borrower").


                                  BACKGROUND
                                  ----------

  WHEREAS, Lenders are willing to loan to Borrower, and Borrower is willing to borrow from Lenders, the principal sum of up to One Million Six Hundred Thousand ($1,600,000.00) Dollars ("Loan") on the terms and subject to the conditions of this Agreement.

  NOW, THEREFORE, with the foregoing Background deemed incorporated hereinafter by this reference and hereby made a part hereof, the parties hereto, intending to be legally bound hereby, further covenant and agree as follows:


SECTION 1.  DEFINITIONS.
            -----------

  As used herein:

  1.1 "Assets" means, at any time, all assets of every kind of Borrower as would be shown on a consolidated or consolidating financial statement of Borrower prepared in accordance with GAAP.

  1.2   "Closing" means the date of this Agreement.

  1.3   "Event of Default" means an event specified in Section 5 hereof.

  1.4 "GAAP" means generally accepted accounting principles consistently applied.

  1.5 "Indebtedness" means, as to Borrower, all items of indebtedness, obligation or liability, due or to become due, liquidated or unliquidated, direct or contingent, joint or several, of any nature whatsoever and out of whatever transaction arising.

  1.6 "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof or any court or similar entity established by any thereof.

  1.7 "Lien" means a lien, encumbrance, charge or security interest of any nature whatsoever.

  1.8 "Maturity Date" means that date which is thirty (30) days after the date on which Lender delivers written notice to Borrower demanding payment of all principal and accrued interest due under the Note as defined in Paragraph
2.2 of this Agreement.

  1.9     "Note" has the meaning set forth in Paragraph 2.2 of this Agreement.

  1.10    "Obligations" mean the obligations of Borrower:

     1.10.1 To pay the principal of, and the interest on, the Note in accordance with the terms hereof and thereof, and to satisfy all of Borrower's other existing and future debts, liabilities and obligations to Lenders, whether matured or unmatured, direct or contingent, joint or several, including, without limitation, any extensions, modifications or renewals thereof and substitutions therefor; and

     1.10.2 To pay all of Lenders' fees, expenses and costs including, without limitation, the reasonable fees and expenses of Lenders' counsel, in connection with the preparation, negotiation, administration, amendment, modification or enforcement of this Agreement and Lenders' rights hereunder and under the documents required hereunder, or any proceedings (including, without limitation, bankruptcy or other insolvency proceedings) brought or threatened to enforce payment of any of the Obligations.

  1.11 "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof.

  1.12 "Records" means, severally and collectively, Borrower's correspondence, memoranda, tapes, discs, papers, books and other documents, or transcribed information of any type related to Borrower's assets, whether expressed in ordinary or machine language, and whether on or off the premises of Borrower.

  SECTION. THE LOAN.
           --------

  1.13    Disbursement of the Loan Proceeds. Upon the execution hereof, Agent
          ---------------------------------
shall disburse to Borrower $63,000. Thereafter, until the Maturity Date, upon the Borrower's request, each Lender shall be obligated to disburse to Borrower funds in the aggregate up to the amount set opposite to such Lender's name on
Schedule 2.1 hereof (each such amount, a Lender's "Loan Commitment").
------------

  1.14    The Note. Contemporaneously herewith, Borrower shall execute and
          --------
deliver to Agent a Promissory Note in the principal amount of Sixty Three Thousand ($63,000.00) Dollars plus all additional amounts which Lender hereafter advances to Borrower, up to a maximum amount of One Million Six Hundred Thousand Dollars ($1,600,000.00) (the "Note") to evidence Borrower's Obligations to repay Agent (for the account of Lenders), with interest at eight percent (8%) per annum, the principal sum of the Loan, on the Maturity Date unless the Loan is sooner accelerated in accordance with the provisions of this Agreement, all as more fully described in the Note, the terms, covenants and conditions of which are hereby deemed incorporated herein by this reference and made a part hereof.

  1.15    Payments to Lenders. All payments of interest on, and principal of,
          -------------------
the Loan, all fees and all other sums payable to Lender hereunder shall be paid directly to Agent (for the account of Lenders) in immediately available funds, in such currency of the United States of America as is, at the time of payment, legal tender for the payment of public and private debts. When any payment of interest, principal or other fees or sums is received by Agent, Borrower's obligations to each Lender pursuant to this Agreement and the Note shall be fully discharged with respect to such payment.

SECTION 2. REPRESENTATIONS AND WARRANTIES.
           ------------------------------

  2.1     Inducement to Lender. To induce Lenders to enter into this Agreement,
          --------------------
Borrower represents and warrants to Lenders that:

     2.1.1 Borrower is a corporation duly organized, validly existing and in good standing under the Laws of Delaware; Borrower has the lawful power and capacity to own its property and to engage in the business it conducts; Borrower is duly qualified as a foreign corporation to do business in the State of Connecticut;

     2.1.2 Borrower is not in default with respect to any of its existing Indebtedness for borrowed money, and the making and performance of this Agreement and the Note will not (immediately, with the passage of time, or with the giving of notice and the passage of time):

     2.1.3 Violate the Amended and Restated Certificate of Incorporation or By-laws of Borrower or, in any material respect, violate any Laws or result in a default under any contract, agreement or instrument to which Borrower is a party or by which Borrower or its properties or assets are or may be bound; or

     2.1.4 Result in the creation or imposition of any Lien upon any of the Assets of Borrower, except such as are in favor of Agent;

     2.1.5 Borrower has the power, authority and capacity to enter into and perform this Agreement and the Note and to incur the Obligations herein and therein provided for, and Borrower has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Note;

     2.1.6 This Agreement is, and the Note when delivered will be, valid, binding and enforceable against Borrower in accordance with their respective terms;

     2.1.7 There are no judgments or judicial or administrative orders or proceedings pending, or to the knowledge of Borrower threatened, against or affecting Borrower or the property of Borrower in any court or before any governmental authority or arbitration board or tribunal. Borrower is not in default under any order of any court, governmental authority, arbitration board or tribunal or administrative agency;

     2.1.8 Borrower has complied in all material respects with all applicable Laws with respect to (a) restrictions, specifications or other requirements pertaining to the services it performs, (b) the conduct of its business operations, and (c) the use, maintenance and operation of the real and personal property owned or leased by it in the operation of its business;

     2.1.9 No representation or warranty by Borrower contained herein, or in any certificate or other document furnished by Borrower pursuant hereto, contains any untrue statements of material fact or omits to state a material fact necessary to make any such representation or warranty not misleading in light of the circumstances under which it was made;

     2.1.10 No consent, approval or authorization of, or filing other than UCC filings, registration or qualification with, any Person is required to be obtained by Borrower in connection with the execution and delivery of this Agreement and the Note or the undertaking or performance of any Obligation hereunder or thereunder;

     2.1.11 Borrower has not committed Lenders or Agent to the payment of any brokerage fee or commission in connection with this transaction and, if any such claim is made against any Lender or Agent by any broker, finder or agent or any other Person, Borrower will indemnify, defend (at its expense, engaging counsel reasonably acceptable to Agent) and hold such Lender and/or Agent harmless against any such claim, at Borrower's cost and expense, including such Lender's and/or Agent's reasonable counsel fees; and

     2.1.12 Borrower has obtained all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property and assets and to the conduct of its business, all of which are in good standing and free from any claim of invalidity, defect or ineffectiveness.

  2.2     Survival. By completing a closing hereunder Lenders do not thereby
          --------
waive any breach of warranty or misrepresentation made by Borrower hereunder or under any other document or agreement delivered to Agent or Lenders at Closing or otherwise referred to herein, and all of Agent's and/or Lenders' claims and rights resulting from any breach or misrepresentation by Borrower are expressly reserved by Agent and/or Lenders. All of the foregoing representations and warranties set forth in this Section 3 shall survive until the Obligations are paid and satisfied in full.


SECTION 3.  BORROWER'S COVENANTS.
            --------------------

  3.1     Affirmative Covenants. Borrower covenants and agrees with Lenders
          ---------------------
that, so long as any of the Obligations remain unsatisfied and outstanding, Borrower will comply with the following covenants:

     3.1.1 Borrower will furnish Agent with such data and information (financial or otherwise) as Agent reasonably may request;

     3.1.2 Borrower will pay or cause to be paid when due, all taxes, assessments and charges or levies imposed upon Borrower or its properties or which it is required to withhold and pay over, except if the same are being contested by Borrower in good faith, by appropriate proceedings and with adequate reserves therefor being set aside on the Records;

     3.1.3 Borrower will maintain its inventory, equipment, real estate and other properties in good condition and repair (normal wear and tear excepted), and will pay and discharge, or cause to be paid and discharged, when due, the cost of repairs to or maintenance of the same;

     3.1.4 Borrower will take all necessary steps to preserve its existence as a corporation, and Borrower will comply with all present and future Laws applicable to it in the operation of Borrower's business;

     3.1.5 Borrower will collect its accounts receivable, sell its inventory, and provide services, only in the ordinary course of its business;

     3.1.6 Borrower will give immediate notice to Agent of (a) any litigation to which Borrower is a party (whether or not the claim is considered to be covered by insurance) for which the damages sought or the amount of the claim is in excess of Five Hundred Thousand ($500,000.00) Dollars, and (b) the institution of any other suit or any administrative proceeding involving Borrower that materially and adversely affects Borrower's operations, financial condition, property or business;

     3.1.7 Borrower will give written notice to Agent promptly upon becoming aware of the occurrence of any Event of Default or of the failure of Borrower to observe any of its undertakings hereunder, which notice shall specify the nature of such event or Event of Default and the period of existence of the same;

     3.1.8 Borrower will notify Agent in writing upon any change in the location of any of its places of business or of the establishment of any new, or the discontinuance of any existing, place(s) of business;

     3.1.9 Borrower will, when requested by Agent from time to time, give Agent specific assignments and schedules of accounts receivable after they come into existence, the form and content of such assignments and schedules to be reasonably satisfactory to Agent and its counsel.

  3.2     Negative Covenants. Borrower hereby covenants and agrees that, so long
          ------------------
as any of the Obligations remain unsatisfied and outstanding, without the prior written consent of Agent, which consent shall not be unreasonably withheld:

     3.2.1 Borrower will not sell, transfer, assign, lease or otherwise dispose of all or (except in the ordinary course of business) any material part of its Assets;

     3.2.2 Borrower will not furnish Agent any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

SECTION 4.  DEFAULT.
            -------

  4.1     Events of Default. Each of the following events shall constitute an
          -----------------
Event of Default and Agent shall thereupon have the option (which is not intended to diminish, alter or limit Agent's rights described in this Agreement, the Note or any related instruments, agreements and documents) to declare Borrower in default under this Agreement, the Note, and all other agreements with Lenders, and declare all existing and future liabilities, indebtedness and Obligations accelerated and immediately due and payable, including, without limitation, interest, principal, expenses and reasonable counsel fees to enforce this Agreement, the Note and all related instruments, agreements and documents, and all of Lenders' and/or Agent's rights hereunder and thereunder, all without demand, notice, presentment or protest, or further action of any kind, except as specified herein:

     4.1.1 Borrower shall fail to pay within ten (10) days of the date when due any amounts due under the Note;

     4.1.2 Borrower shall fail to observe or perform any other obligation or covenant to be observed or performed by Borrower hereunder or under the Note within fifteen (15) days after written notice thereof from Agent;

     4.1.3 If any financial statement, representation, warranty, statement or certificate made or furnished to Agent or Lenders in connection with this Agreement, or as inducement to Lenders to enter into this Agreement, or in any separate statement or document to be delivered hereunder to Agent or Lenders, shall be materially false, incorrect, or incomplete, when made;

     4.1.4 Borrower shall admit an inability to pay its debts as they mature, or shall make a general assignment for the benefit of any of its or their creditors;

     4.1.5 Proceedings in bankruptcy, or for reorganization of Borrower for the readjustment of any of its or their debts, under the United States Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by Borrower or shall be commenced against Borrower and shall not be dismissed within sixty (60) days of their commencement;

     4.1.6 A receiver or trustee shall be appointed for Borrower or for any substantial part of its assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of Borrower, and if such appointment or proceedings are involuntary, such receiver or trustee shall not be discharged within sixty (60) days of appointment, or such proceedings shall not be discharged within sixty (60) days of their commencement, or Borrower shall discontinue its business(es) or materially change the nature of its business(es);

     4.1.7 Borrower shall suffer final judgment(s) for the payment of money in excess of Five Hundred Thousand ($500,000.00) Dollars and the same or any one of the same shall not be discharged or stayed within a period of sixty (60) days from the date of entry thereof;

     4.1.8 A judgment or attaching creditor of Borrower shall obtain possession of any of Borrower's Assets having a book value greater than One Hundred Thousand ($100,000) Dollars by any means including, without limitation, levy, distraint, replevin or self-help; or

     4.1.9 The validity or enforceability of this Agreement or the Note shall be contested by Borrower, any guarantor or any stockholder of Borrower, or Borrower shall deny that it has any or further liability or obligation hereunder or thereunder.

SECTION 5.  AGENCY PROVISIONS.
            -----------------

  As between Agent, on the one hand and each of the Lenders, on the other hand, Agent and each Lender agree (and Borrower hereby consents) as follows:

  5.1     Appointment and Authorization. Each Lender, by its acceptance thereof,
          -----------------------------
hereby irrevocably appoints and authorizes Agent to take such action on its behalf and to exercise such powers under this Agreement as are respectively delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Subject to the provisions of this Agreement, Agent will handle all transactions relating to the Loan and all other Obligations, including, without limitation, all transactions with respect to this Agreement, the Note and all related documents. Borrower is hereby authorized by Lenders to deal with Agent in all transactions which affect Lenders under this Agreement and the Note. The rights, privileges and remedies, accorded to Agent hereunder shall be exercised by Agent on behalf of all Lenders.

  5.2     General Immunity. In performing its duties as Agent hereunder, Agent
          ----------------
will take the same care as it takes in connection with loans in which it alone is interested. However, Agent nor any of its partners shall be liable for any action taken or omitted to be taken by Agent hereunder or in connection herewith except to the extent any such action or omission results from Agent's gross negligence or willful misconduct.

  5.3     Consultation with Counsel. Agent may consult with legal counsel and
          -------------------------
any other professional advisors or consultants deemed necessary or appropriate and selected by Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

  5.4     Collections and Disbursements. Agent will have the right to collect
          -----------------------------
and receive all payments of the Obligations, and to collect and receive all fees, charges or other amounts due under this Agreement and the Note, and Agent will promptly remit to each Lender, pro rata in accordance with such Lender's Loan Commitment, all such payments actually received by Agent in accordance with the settlement procedures established by Agent from time to time.

SECTION 6.  MISCELLANEOUS
            -------------

  6.1     Construction. The provisions of this Agreement shall be in addition to
          ------------
those of any guaranty, pledge or security agreement, note or other evidence of liability held by Agent or Lenders, all of which shall be construed as integrated and complementary of each other. Nothing herein contained shall prevent Agent or Lenders from enforcing any or all other notes, guaranty, pledge or security agreements in accordance with their respective terms.

  6.2     Further Assurances. From time to time, Borrower will execute and
          ------------------
deliver to Agent such additional documents, and will provide such additional information as Agent may reasonably require, to carry out the terms of this Agreement and the Note, and be informed of Borrower's status and affairs.

  6.3     Enforcement and Waiver by Agent. Agent shall have the right at all
          -------------------------------
times to enforce the provisions of this Agreement and the Note in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of Agent in refraining from so doing at any time or times. The failure of Agent at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of Agent are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

  6.4     Expenses of Agent. Borrower will pay all expenses, including the
          -----------------
reasonable fees and expenses of legal counsel for Agent incurred in connection with the enforcement of this Agreement and the Note and the collection or attempted collection of the Note.

  6.5     Notices. Any notices or consents required or permitted by this
          -------
Agreement shall be in writing and shall be deemed delivered if delivered in person, or by commercial courier against receipt or if sent by certified mail, postage prepaid, return receipt requested, or telecopier, as follows, unless such address is changed by written notice hereunder:

     6.5.1     If to Borrower:

               netValue, Inc
               1960 Bronson Road
               Building Two
               Fairfield, CT  06430
               Attention: R. Scott Wills, President
               Telephone: (203) 319-7000
               Facsimile: (203) 254-9814

               With copies to:

               Klehr, Harrison, Harvey,
               Branzburg & Ellers LLP
               1401 Walnut Street
               Philadelphia, PA  19102
               Attention:  Michael C. Forman, Esquire
               Telephone: (215) 568-6060
               Facsimile: (215) 568-6603

     6.5.2     If to any Lender or Agent:

               American Maple Leaf Financial Corporation
               Two Penn Center Plaza, Suite 605
               Philadelphia, PA 19102
               Attention: Andrew P. Panzo
               Telephone: (215) 564-3131
               Facsimile: (215) 564-3133

  6.6     Waiver and Release by Borrower. To the maximum extent permitted by
          ------------------------------
applicable Laws, Borrower hereby waives (a) protest, notice of protest, presentment, dishonor, notice of dishonor and demand of all commercial paper at any time held by Agent and/or Lenders on which Borrower is in any way liable and
(b) except as otherwise set forth herein or in the Note after acceleration in the manner provided in Paragraph 5.1 before exercise by Agent of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with Borrower and, except where required hereby or by any applicable Laws, notice of any other action taken by Agent.

  6.7     Waiver of Jury Trial. IN ANY LITIGATION ARISING OUT OF OR RELATING TO
          --------------------
THE LOAN OR ANY OF THE OTHER OBLIGATIONS IN WHICH BORROWER AND AGENT OR LENDERS ARE ADVERSE PARTIES, BORROWER, AGENT AND LENDERS HEREBY WAIVE TRIAL BY JURY.

  6.8     Applicable Law. The substantive Laws of the State of Delaware shall
          --------------
govern the construction of this Agreement and the rights and remedies of the parties hereto.

  6.9     Binding Effect, Assignment and Entire Agreement.
          -----------------------------------------------

     6.9.1 This Agreement shall inure to the benefit of, and shall be binding upon, the respective heirs, personal representatives, successors and permitted assigns of the parties hereto.

     6.9.2 Borrower has no right to assign any of its rights or Obligations hereunder without the prior written consent of Agent.

     6.9.3 Each Lender shall have the right, without the prior consent of Borrower, to assign to an Affiliate of such Lender all of such Lender's rights and obligations hereunder.

     6.9.4 This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party.

  6.10    Severability. If any provision of this Agreement shall be held invalid
          ------------
under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

  6.11    Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

  6.12    Headings. The headings of any paragraph of this Agreement are for
          --------
convenience only and shall not be used to interpret any provision of this Agreement.

  6.13    Modification. No modification hereof or of any agreement referred to
          ------------
herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

  6.14    Third Parties. No rights are intended to be created hereunder, or
          -------------
under the Loan Documents or related agreements and documents for the benefit of any third party donee, creditor or incidental beneficiary of Borrower. Nothing contained in this Agreement shall be construed as a delegation to Agent or Lenders of Borrower's duties of performance, including, without limitation, Borrower's duties under any account or contract in which Agent has a security interest.

  6.15    Seal. This Agreement is intended to take effect as an instrument under
          ----
seal.




                 [Remainder of page intentionally left blank.]

  IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.

                    NETVALUE, INC.


                    By:  /s/ R. Scott Wills
                         ------------------------------
                         R. Scott Wills, President

                    AMERICAN MAPLE LEAF
                    FINANCIAL CORPORATION, as Agent for Lenders


                    By:  /s/ Andrew P. Panzo
                         ------------------------------
                         Andrew P. Panzo, President

                    ROZEL INTERNATIONAL HOLDINGS LIMITED


                    By:  /s/ Harold Chaffe
                         ------------------------------
                         Harold Chaffe, President

                    AVIATION HOLDINGS GROUP, INC.
                    (f/k/a EyeQ Networking, Inc.)


                    By:  /s/ Joseph Nelson, President
                         ------------------------------
                         Joseph Nelson, President

                    FAC ENTERPRISES


                    By:  /s/ FAC Enterprises, Inc.
                         ------------------------------

                    IP SERVICES, INC.


                    By:  /s/  IP Services, Inc.
                         ------------------------------


                    /s/ Michael Garnick                (Seal)
                    -----------------------------------
                    Michael Garnick

                                 SCHEDULE 2.1


                               Loan Commitments
                               ----------------


 Lender                            Commitment
 ------                            ----------

 American Maple Leaf              $  400,000.00
 Financial Corporation

 Rozel International              $  425,000.00
 Holdings Limited

 Aviation Holdings                $  225,000.00
 Group, Inc.

 FAC Enterprises                  $  250,000.00

 IP Services, Inc.                $  100,000.00

 Michael Garnick                  $  200,000.00
                                  -------------

       Total                      $1,600,000.00